UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 29, 2009

DIGITAL LIFESTYLES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(931) 707-9601

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2009 we entered into an agreement with Mr. Ken Page, our President and CEO, pursuant to which certain terms of his employment agreement were amended at his request in an effort to assist our company during our development of our new business.  Under Amendment No. 1 to Mr. Page’s employment agreement, his base salary was reduced from $72,000 per year to $50,000 per year.  In addition, we granted him options to purchase an aggregate of 120,000 shares of our common stock pursuant to our 2009 Equity Compensation Plan which have an exercise price of $0.25 per share.  The options vest in 12 equal monthly installments at the end of each month beginning in September 2009. A copy of Amendment No. 1 to Mr. Page’s employment agreement is filed as Exhibit 10.9 to this Current Report on Form 8-K.  The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement.

In addition, at September 29, 2009 we owed Mr. Page $141,000 in accrued but unpaid compensation.  On September 29, 2009 we also entered into an agreement with him whereby he (i) forgave an aggregate of $44,000 of accrued but unpaid compensation due him, which shall be treated as a capital contribution, and (ii) accepted five year non-qualified options to purchase an aggregate of 388,000 shares of our common stock granted under our 2009 Equity Compensation Plan as full and complete payment for the balance of $97,000 in accrued but unpaid compensation due him.  As with his voluntary reduction in salary described above, Mr. Page elected to forgo receipt of the cash compensation due him given our limited cash resources in an effort to assist our company with its capital needs as we develop our new business A copy of agreement plan is filed as Exhibit 10.10 to this Current Report on Form 8-K.  The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement

Item 8.01	Other Events.

On September 29, 2009 our Board of Directors adopted the Digital Lifestyles Group, Inc. 2009 Equity Compensation Plan. The purpose of the 2009 Equity Compensation Plan is to enable our company to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been or will be important to our success, an opportunity to acquire a proprietary interest in our company. The types of long-term incentive awards that may be provided under the plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses. The plan authorizes the grant of (i) options which qualify as incentive stock options under Section 422(b) of the Internal Revenue Code of 1986, as amended, (ii) non-qualified options which do not qualify as incentive stock options, (iii) awards of our common stock (iv) and rights to make direct purchases of our common stock which may be subject to certain restrictions. We have reserved 4,800,000 shares of our common stock for issuance upon grants made under the plan. A copy of the plan is filed as Exhibit 10.11 to this Current Report on Form 8-K.  The foregoing description of the plan is qualified in its entirety by reference to the full text of the plan.

On September 29, 2009 we granted Mr. Brad McNeil, a member of our Board of Directors, five year options to purchase an aggregate of 180,000 shares of our common stock with an exercise price of $0.12 per share under the 2009 Equity Compensation Plan as compensation for his services to us.

As set forth in Item 5.02 hereof, on September 29, 2009 we also granted Mr. Page five year options to purchase an aggregate of 508,000 shares of our common stock with an exercise price of $0.25 per share under the 2009 Equity Compensation Plan, which includes the 120,000 options granted under his amended employment agreement and the 388,000 options granted in lieu of accrued but unpaid compensation, both as described earlier in this Current Report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.9	Amendment No. 1 to Employment Agreement with Mr. Ken Page *
10.10	Agreement dated September 29, 2009 by and between Digital Lifestyles Group, Inc. and Mr. Ken Page *
10.11	2009 Equity Compensation Plan *

*           filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIFESTYLES GROUP, INC.

Date: October 1, 2009	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President

3